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                                                                    EXHIBIT 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-3, as amended, of our report dated April 15, 2002 (Except with respect to the matter discussed in Note 14, as to which the date is April 22, 2002), included in Razorfish, Inc. and subsidiaries' Annual Report on Form 10-KA (File No. 000-25847) previously filed with the Securities and Exchange Commission and to all references to our Firm included in this Registration Statement.


                                                             ARTHUR ANDERSEN LLP

New York, New York
May 15, 2002